Exhibit 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 23, 2018 (the “Restatement Date”), is by and among LM Funding America, Inc., a Delaware corporation (the “Company”), and Esousa Holdings LLC, a New York limited liability company (the “Buyer”), and amends and restates in its entirety that certain Securities Purchase Agreement, effective as of April 2, 2018 (“Effective Date”), by and between the Company and the Buyer, as amended, supplemented or otherwise modified (the “Original Agreement”).

RECITALS

A.The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.In reliance upon and subject to the respective representations, warranties, covenants, terms and conditions hereinafter set forth, the Buyer wishes to purchase, and the Issuer wishes to sell, upon the terms and conditions stated in this Agreement, (i) senior secured promissory note in the original principal amount of $500,000, as further specified herein, with the terms and rights set forth in the form attached hereto as Exhibit A (together with any note(s) issued in replacement thereof or as a dividend thereon with respect thereto in accordance with the terms thereof or any other note(s) issued in accordance with the terms herein, the “Note”), and (ii) warrants to initially acquire up to the aggregate of up to 400,000 Common Shares, in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

C.The Note, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.PURCHASE AND SALE OF SENIOR SECURED NOTE AND WARRANT.

(a)Note.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company on the Initial Closing Date (as defined below), the Note in the original principal amount of $500,000, along with the Warrant to initially acquire up to 400,000 Common Shares.  The Note shall be senior to all other debt obligations of the Company.

(b)Closing.  The closing (the “Closing”) of the purchase of the Note by the Buyer shall take place at the time and place as may be agreed to by the parties. The date and time of the Closing (the “Closing Date”) shall be 9:00 a.m., New York City time, on the same Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)Purchase Price. The aggregate purchase price for the Note and the Warrants to be purchased by the Buyer shall be $500,000 (the “Purchase Price”) and shall be paid at the Closing.

(d)Payment of Purchase Price; Delivery of Note. Subject to Sections 6 and 7 below, (i) on the Closing Date, the Buyer shall pay the Purchase Price to the Company for the Note, representing a principal amount equal to the Purchase Price, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and on the Closing Date, the Company shall deliver to the Buyer (A) the Note duly executed on behalf of the Company and registered in the name of the Buyer or its designee and (B) the Warrants to be issued at the Closing (pursuant to which Buyer shall have the right to acquire up to 400,000 Warrant Shares, subject to adjustment as set forth in the Warrants), in all cases, duly executed on behalf of the Company and registered in the name of Buyer.

(e)Maximum Securities.  Notwithstanding anything in this Agreement to the contrary, the total number the Common Shares that may be issued to the Buyer under the Common Stock Purchase Agreement, dated as of the Effective Date, by and between the Company and the Buyer, shall be limited to the number of Common Shares equal to 19.99% of the issued and outstanding Common Shares as of the date of this Agreement (the “Maximum Securities”), unless stockholder approval is obtained to issue more than such 19.99%.  The Maximum Securities shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(f)Beneficial Ownership Limitation.

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Buyer upon any exercise of the Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of Common Shares then beneficially owned by the Buyer and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Buyer’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), does not exceed 4.99% of the total number of then issued and outstanding Common Shares (including for such purpose the Common Shares issuable upon such exercise). To the extent that the limitation contained in this Section 1(f) applies, the determination of whether the Warrant Share are exercisable shall be at the Buyer’s sole discretion. In addition, a determination under this Section 1(f) as to any group status shall be determined by the Buyer in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, the Buyer may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company that contains such number of Common Shares or (z) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written request of the Buyer, the Company shall within three (3) Trading Days confirm orally and in writing to such Buyer the number of Common Shares then outstanding. By written notice to the Company, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, the Buyer may waive the provisions of this Section 1(f) to change the beneficial ownership limitation to such percentage of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon the exercise of the Warrants as the Buyer shall determine, in its sole discretion, and the provisions of this Section 1(f) shall continue to apply. Upon such a change by a Buyer of the beneficial ownership limitation from such 4.99% limitation to such other percentage limitation, the beneficial ownership limitation may not be further waived by such Buyer without first providing the minimum notice required by this Section 1(f).

(g)Maturity.  The Note shall accrue interest at 10.5% per annum, but no scheduled principal or interest payment will be due from the Company to the Buyer prior to the maturity date of the Note on the six-month anniversary of the date hereof.

2.BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that:

(a)Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)No Public Sale or Distribution. The Buyer is (i) is acquiring the Note and the Warrants and (ii) upon exercise of its Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities in violation of applicable securities laws.

(c)Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.  The Buyer is as of the date hereof, an “accredited investor” as that term is defined in Rule 501(a) of the Regulation D (an “Accredited Investor”)

(d)Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)Transfer or Resale. The Buyer acknowledges and agrees that the Securities cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions, unless such Securities are registered for sale in the United States pursuant to an effective registration statement under the 1933 Act or an exemption from such registration is available. Without limiting the foregoing, the Buyer understands that: (i) the Securities have not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, transferred, conveyed or pledged, unless (A) subsequently registered under the 1933 Act and applicable states securities laws, (B) such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration under the 1933 Act and applicable state securities laws, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(i)Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person (as defined below) acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer and Company first began discussions regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement (it being understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable Common Units).  “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

(j)Experience of the Buyer. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k)Not a 10% Owner. The Buyer is not a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the Common Shares.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that:

(a)Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its subsidiaries to timely perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than as set forth on the SEC Reports (as defined below), the Company has no subsidiaries.

(b)Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies, the filing of requisite notice and/or application to the Nasdaq Capital Market (the “Principal Market”) for the issuance and sale of the Securities and the filings required by Section 4(j) of this Agreement) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Note, the Warrants, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time in writing.

(c)Issuance of the Note and the Warrants. The issuance of the Note and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of 100% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities are exempt from registration under the 1933 Act.  The Buyer will have good and marketable title to the Securities.

(d)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Warrants, and the Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Formation (as defined below) (including, without limitation, any certificate of designation contained therein), or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company of any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) above, such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect.

(e)Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and other filings as may be required by any state securities agencies, the filing of requisite notice and/or application to the Principal Market for the issuance and sale of the Securities and the filings required by Section 4(j) of this Agreement), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)Acknowledgment Regarding Buyer’s Purchase of Note. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction

Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its subsidiaries, (ii) an “Affiliate” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Units are Affiliates without conceding that any such Persons are “affiliates” for purposes of federal securities laws), or (iii) to the best of its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Note. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company’s representatives.

(g)No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby.

(h)No Integrated Offering. None of the Company, its subsidiaries or any of their Affiliates, nor, to the knowledge of the Company, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities (including the Common Shares issued pursuant to the Common Stock Purchase Agreement, dated as of the Effective Date, by and between the Company and the Buyer) to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its subsidiaries, their Affiliates nor, to the best knowledge of the Company, any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares may increase in certain circumstances. The Company further acknowledges that, except to the extent an issuance would exceed the beneficial ownership limitation in Sections 1(e) and 1(f) of this Agreement, its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all reasonable action in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Company’s certificate of incorporation, as amended and as in effect on the date hereof (the “Charter”), the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities. The Company and its board of directors have taken all reasonable action in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company or any of its subsidiaries.

(k)Public Reports. The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Form 8-K (collectively, the “Public Reports”). The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within the Public Reports for the fiscal year ended December 31, 2016 and for each filed period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnote required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.  To the Company’s knowledge, there exists no material fact or circumstance which may cause the Company to be unable to file by April 17, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017.

(l)Absence of Certain Changes. Except as disclosed in the Public Reports filed with the SEC since January 1, 2017 (collectively, the “SEC Reports”) and as otherwise disclosed on Schedule 3(l), since December 31, 2016 there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Except as disclosed in the SEC Reports, since December 31, 2016, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made any capital expenditures outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not Insolvent (as defined below). “Insolvent” means, (A) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined below), (B) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature. The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(m)No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Reports, no event, liability, development or circumstance has occurred or exists with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would have been required to be disclosed by the Company under applicable securities laws in the Public Reports and which has not been publicly announced, (ii) could have a material adverse effect on the Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Charter, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Reports, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future. Since December 8, 2015, (i) the Common Shares have been approved for listing on the Principal Market, and (ii) except as disclosed in the SEC Reports, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the withdrawal of such approval for listing of the Common Shares on the Principal Market. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)Sarbanes-Oxley Act. The Company and each subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof

(q)Transactions With Affiliates. Except as disclosed in the SEC Filings, none of the officers, directors, employees or Affiliates of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company or any of its subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r)Equity Capitalization. The authorized capital stock of the Company is set forth in the SEC Reports. As of the date of this Agreement, all of the outstanding shares of capital stock of the Company, including, without limitation, the Common Shares, are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. To the Company’s knowledge, as of the date of this Agreement, approximately 1,900,000 shares of the Company’s issued and outstanding Common Shares are owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only executive officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its subsidiaries. To the Company’s knowledge, except for entities affiliated with the officers and directors of the Company or as disclosed in the Public Reports, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). (i) Except as disclosed in SEC Reports, none of the Company’s or any subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any subsidiary; (ii) except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) except as disclosed in the SEC Reports, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) except as disclosed in the SEC Reports, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (v) except as disclosed in the SEC Reports, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in the SEC Reports, there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the Public Reports which are not so disclosed in the Public Reports, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished (or made available through the SEC’s EDGAR system) to the Buyer true, correct and complete copies of the Company’s Charter and the Company’s Bylaws, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto. “Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its subsidiaries.

(s)Indebtedness and Other Contracts. Neither the Company nor any of its subsidiaries (i) except as disclosed in the SEC Reports, has any outstanding Indebtedness (as defined below), (ii) except as disclosed in the SEC Reports, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed in the SEC Reports, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, and except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in the SEC Reports, is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction. (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(t)Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Shares or any of the Company’s or its subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or executive officer of the Company or any of its subsidiaries.

(u)Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. To the best knowledge of the Company, no executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(x)Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)Environmental Laws. The Company and its subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)Subsidiary Rights. The Company or one of its subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(aa)Tax Status. The Company and each of its subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

(bb)Internal Accounting and Disclosure Controls. The Company and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its subsidiaries.

(cc)Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)Investment Company Status. The Company is not, and upon consummation of the sale of the Note will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)U.S. Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is, or has ever been, and so long as the Note is held by the Buyer, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each subsidiary shall so certify upon the Buyer’s request.

(ff)No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(gg)Transfer Taxes. On the Closing Dates, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ii)No Additional Agreements. The Company does not have any agreement or understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(jj)Fixtures and Equipment. Each of the Company and its subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(kk)Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

(ll)Money Laundering. The Company and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm)Stock Option Plans. Since January 1, 2015, each stock option granted by the Company was granted in accordance with the terms of the applicable stock option plan of the Company or outside of the Company’s stock option plan as an inducement to employment or the engagement as a director of the Company. No stock option granted under the Company’s stock option plan has been backdated. Since January 1, 2015, the

Company has not knowingly granted, and there is no, and has been, no policy or practice of the Company to knowingly grant stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or any of its subsidiaries or any of its or their respective financial results or prospects.

(nn)No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company, on the one hand, and any accountants or lawyers formerly or presently employed or engaged by the Company, on the other hand. The Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(oo)Disclosure. The Company confirms that neither it nor to the best of the Company’s knowledge any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information regarding the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.COVENANTS.

(a)Reasonable Best Efforts. The Buyer shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)Reporting Status. From the Initial Closing Date until the date on which the Note and the Warrants are no longer outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c)Use of Proceeds. The Company shall use the proceeds from the sale of the Note solely for general corporate purposes.

(d)Financial Information. As long as the Note and the Warrants remain outstanding, the Company agrees to send the following to the Buyer during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(e)Listing. As long as the Note and the Warrants remain outstanding, the Company shall maintain the listing of the Common Shares on the Principal Market, The New York Stock Exchange, the NYSE MKT, the NYSE Arca, The NASDAQ Global Select Market, or The NASDAQ Global Market (or any successor to any of the foregoing) (each, an “Eligible Market”). Neither the Company nor any of its subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(g)Subsequent Indebtedness. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, incur any Indebtedness after the Initial Closing Date other than (i) Indebtedness that shall rank junior to the Notes; or (ii) Indebtedness incurred in the normal course of business (i.e. bank debt).

(h)Disclosure of Transactions and Other Material Information. The Company shall by 9:00 a.m. (New York City time) on or prior to the third (3rd) Business Day immediately following the Initial Closing Date, issue a Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto. From and after the filing of the Current Report, the Company represents to the Buyer that the Company shall have publicly disclosed all material, non-public information delivered to the Buyer as of such time by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its Affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion). To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. In the event of a breach of the covenants contained in this Section 4(h) by the Company or any person acting on its behalf (as determined in the reasonable good faith judgment of the Buyer) and the Company fails to cure such breach within three (3) Business Days after notification of such breach, in addition to any other remedy provided herein, if the Buyer is holding the Note or any Common Shares or any other securities of the Company at the time of the disclosure of material, non-public information, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company (but after notifying the Company), and the Buyer shall not have any liability to the Company or any of its directors, officers, employees, stockholders or agents, for any such disclosure. The Company shall afford the Buyer and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Buyer and its counsel on the form and substance of, and shall give due consideration to all such comments from the Buyer or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Buyer, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Buyer shall object. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the Commission under the 1934 Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(i)Additional Issuance of Securities

. As long as any portion of the Note is outstanding, the Company agrees that the Company shall not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights), notes, debentures, commercial paper or other instruments representing Indebtedness, or otherwise enter into capital raising transactions with a third party in each case without the consent of the holders of a majority of the outstanding Note.

(j)Prepayment of Notes.  The Buyer shall have the right to require the Company to prepay all or any portion of the outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges in accordance with Section 1(b) of the Note; provided, however, that the Buyer may not require the Company to prepay such amount of Notes that exceeds the full amount of proceeds the Company has received pursuant to the sale of any securities issued and sold by the Company under the Common Stock Purchase Agreement, dated as of the Effective Date, by and between the Company and the Buyer.

(k)Conduct of Business. The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l)Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m)Restriction on Redemption and Cash Dividends. So long as the Note is outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyer.

(n)Corporate Existence. So long as the Note is outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Note) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note.

(o)Pledge of Securities.  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At the Buyer’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer provided that the Company shall be under no obligation to deliver any legal opinion required in connection therewith unless required by the Company’s transfer agent to be issued by the Company’s legal counsel.

(p)Activity Restrictions.  For so long as the Buyer or any of its Affiliates holds any Securities, neither the Buyer nor any Affiliate will: (i) vote any Common Shares owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.9% of the total outstanding Common Shares or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company, (c) a sale or transfer of a material amount of assets of the Company, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section.

5.REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of the Note), a register for the Note in which the Company shall record the name and address of the Person in whose name the Note has been issued (including the name and address of each transferee) and the principal amount of the Note held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b)Legends. The Buyer understands that the Note has been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 5(c) below, the certificates or other instruments representing the Note shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such the certificates or other instruments representing the Note and the Company shall be required to refuse to register any transfer of the Note not made in accordance with applicable U.S. securities laws):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE NOTE MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

(c)Removal of Legends. The certificates or other instruments representing the Note shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement covering the resale of the Note is effective under the 1933 Act, (ii) if the Note is eligible to be sold, assigned or transferred under Rule 144A (provided that the Buyer provides the Company with reasonable assurances that the Note is eligible for sale, assignment or transfer under Rule 144A which shall not include an opinion of counsel), (iii) in connection with any other sale, assignment or other transfer of the Note, provided that such sale, assignment or transfer of the Note may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is otherwise not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Business Days following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a legended Note (in form necessary to affect the reissuance and/or transfer, if applicable), as directed by such Buyer, issue and deliver at the Company’s expense (via reputable overnight courier) to such Buyer, a new Note that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(d)Failure to Timely Deliver. If the Company fails to issue and deliver (or cause to be delivered) to the Buyer by the Required Delivery Date a new Note so delivered to the Company by such Buyer that is free from all restrictive and other legends, then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Required Delivery Date that the issuance is not timely effected an amount equal to 2% of the original principal amount of such Buyer’s Note.

6.CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)The obligation of the Company hereunder to issue and sell the Note and the related Warrants to the Buyer at the Closing is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)The Buyer shall have delivered to the Company the Purchase Price for the Note being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

(a)The obligation of the Buyer hereunder to purchase the Note and the related Warrants to the Buyers at the Closing is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)The Company and each subsidiary (as the case may be) shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer the Note being purchased by the Buyer at the Closing pursuant to this Agreement.

(ii)The Buyer shall have received the opinion of Business Law Group, P.A., the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iii)The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within fifteen (15) days of the Closing Date.

(iv)The Company shall have delivered to Buyer a certificate, in the form previously provided to the Company by Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer, (ii) the Charter and (iii) the Bylaws as in effect at the Closing.

(v)Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date, including, without limitation the issuance of all Securities prior to the Closing Date as required by the Transaction Documents and reserving a sufficient number of duly authorized Common Shares for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form reasonably acceptable to the Buyer.

(vi)The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Note.

(vii)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(viii)No event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(ix)No Event of Default (as defined in the Note) has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

(x)Neither the Company nor any of its subsidiaries has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(xi)All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

(xii)The Common Shares shall be listed or authorized for quotation on the Principal Market.

(xiii)The Company and its subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

8.TERMINATION.

In the event that the Closing shall not have occurred within five (5) days after the Effective Date, then the Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, the right of the Buyer to terminate its obligations under this Agreement pursuant to this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Buyer or (iii) limit, or be deemed to limit, any provision of Section 22 of the Note. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or its subsidiaries (as the case may be), or payable to or received by the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Buyer, or collection by the Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its subsidiaries, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein (including any previously executed versions of this Agreement), and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements the Buyer has entered into with the Company or any of its subsidiaries prior to the date hereof with respect to any prior investment made by the Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its subsidiaries, or any rights of or benefits to the Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its subsidiaries and the Buyer, and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of the Note, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Note then outstanding or (2) imposes any obligation or liability on the Buyer without the Buyer’s prior written consent (which may be granted or withheld in the Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Buyer may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of Note, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Note then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Buyer without such Buyer’s prior written consent (which may be granted or withheld in the Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company, any subsidiary or otherwise. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the Public Reports,” nothing contained in the Public Reports shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Company:

LM Funding America, Inc.

302 Knights Run Avenue

Suite 1000

Tampa, Florida 33602

Telephone: 813 222 8996

Fax: 813 221 7909

E-Mail: Bruce@LMFunding.com

Attention: Bruce M. Rodgers

If to the Buyer:

ESOUSA HOLDINGS LLC

211 East 43rd Street

Suite 402

New York, NY 10017

Telephone:  (646) 278-6785

Facsimile:  (212) 732-1131

Attention:  Rachel Glicksman, Managing Member

Email:  Rachel@esousallc.com

With a copy (for informational purposes only) to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Facsimile: (212) 547-5444

Email address: rcohen@mwe.com

Attention: Robert Cohen, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of the Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (which may be granted or withheld in the sole discretion of the Buyer), including, without limitation, by way of a Fundamental Transaction (as defined in the Note) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note). The Buyer may assign some or all of its rights hereunder in connection with any assignment or transfer of this Note without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(h)No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Indemnification

(i)In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Note thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Note and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including, without limitation, for these purposes a derivative action brought on behalf of the Company or any subsidiary) or which otherwise involves such Indemnitee that arises out of, relates to or results from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note, (iii) any disclosure properly made by the Buyer pursuant to Section 4(h), or (iv) the status of the Buyer or holder of the Note either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief)  provided, however, that (A) the Company shall not be liable under this Section 9(k) to the extent that a court of competent jurisdiction or an arbitrator shall have determined that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Buyer or such person through its bad faith or willful misconduct or negligence, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Shares after the date of this Agreement.

(m)Remedies. The Buyer and each holder of any Note shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any subsidiary fails to perform, observe, or discharge any or all of its or such subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief).

(n)Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Until the Note is no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Buyer (which may be granted or withheld in the sole discretion of the Buyer).

(p)Effect of Amendment and Restatements.  Upon the execution of this Agreement by each Party hereto, the Original Agreement shall be for all purposes amended and restated in its entirety as of the Restatement Date and the provisions of the Original Agreement shall be of no further force or effect, it being understood and agreed that, for the avoidance of doubt, any claims in existence prior to the Restatement Date shall survive.

[signature pages follow]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LM FUNDING AMERICA, INC.

By:__/s/ Bruce Rodgers_______________________

Name:  Bruce Rodgers, Esq.

Title:   Chief Executive Officer

[Signature page to Amended and Restated Securities Purchase Agreement]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

ESOUSA HOLDINGS LLC

By:__/s/ Rachel Glicksman____________________

Name:  Rachel Glicksman

Title:    Managing Member

[Signature page to Amended and Restated Securities Purchase Agreement]

Schedule 3(l)

Absence of Certain Changes

1.As part of its year-end assessment for the twelve months ended December 31, 2017, the Company determined the collectability of a related party receivable and determined it more likely than not that it was not collectible.  As such, it reserved the entire $1.4 million outstanding balance of the Due from related party at December 31, 2017 which will be reported as an expense on the Consolidated Statement of Operations for the twelve month period ended December 31, 2017.

2.The Company is a defendant in an action entitled Solaris at Brickell Bay Condominium Association, Inc. v. LM Funding, LLC, which was brought before the Circuit Court of the Eleventh Judicial Circuit, Miami-Dade Civil Division on July 31, 2014. On August 4, 2017, an order by the court was entered on Plaintiff’s Motion for Preliminary Approval of Class Action Settlement Agreement. The motion of the Plaintiff, Solaris at Brickell Bay Condominium Association, Inc., individually and on behalf of the certified plaintiff class (“Plaintiffs”), for approval of the Class Action Settlement Agreement with Defendant LM Funding, LLC was granted. LMF, despite its belief that it is not liable for the claims asserted and has good defenses thereto, has nevertheless agreed to enter into this Agreement in order to: (1) avoid any further expense, inconvenience, and distraction of burdensome and protracted litigation and its consequential negative financial effects to LMF’s  operations; (2) obtain the releases, orders, and final judgment contemplated by this Agreement; and (3) put to rest and terminate with finality all claims that have been or could have been asserted against LMF by the Class arising from the facts alleged in the Lawsuit and allow LMF to continue its operational model helping associations. In the Court of the Eleventh Judicial Circuit in and for Miami-Dade County, pursuant to the agreement subsequently reached between counsel, all required actions and deadlines set forth in the Parties’ Class Action Settlement Agreement, approved of by the Court in its Order Granting Preliminary Approval of same, dated August 3, 2017, are currently stayed. On March 1, 2018 a continuation of the abatement was granted for forty-five (45) days from the date of the order in the District Court of Appeal of Florida Third District. The Company has accrued the costs of $505,000 as part of the class action settlement agreement. The settlement amount is contingent upon the Company obtaining financing within the allotted timeframe of the settlement agreement.

DM_US 153448060-2.096039.0012